                                   Exhibit 1.1

                            PRENTISS PROPERTIES TRUST

                            DOCS(R) Financing Program

                    3,000,000 Shares of Beneficial Interest,
                                 $0.01 par value

                                 SALES AGREEMENT

                                  June 10, 2002




DOCS(R) is a registered service mark of Brinson Patrick Securities Corporation



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                                  Exhibit 1.1

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

ARTICLE I.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............   1

ARTICLE II.     SALE AND DELIVERY OF SECURITIES ..........................   8

ARTICLE III.    COVENANTS OF THE COMPANY .................................   9

ARTICLE IV.     CONDITIONS OF THE SALES MANAGER'S OBLIGATIONS ............  12

ARTICLE V.      INDEMNIFICATION AND CONTRIBUTION .........................  14

ARTICLE VI.     REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY .......  17

ARTICLE VII.    TERMINATION ..............................................  17

ARTICLE VIII.   NOTICES ..................................................  19

ARTICLE IX.     MISCELLANEOUS ............................................  20

Schedule 1.1(f) List of Significant Subsidiaries .........................  22

Schedule 1.1(k) Certain Material Transactions ............................  23

Schedule A      Legal Opinions ...........................................  24

                                  Exhibit 1.1

     THIS SALES AGREEMENT (the "Agreement") dated as of June 10, 2002 between Brinson Patrick Securities Corporation, having its principal office at 330 Madison Avenue, 9th Floor, New York, New York 10017 (the "Sales Manager") and Prentiss Properties Trust, a Maryland real estate investment trust (the "Company").

     WHEREAS, the Company desires to issue and sell through the Sales Manager up to 3,000,000 shares (the "Maximum Amount") of its common shares of beneficial interest, par value $0.01 per share (the "Shares"), on the terms and subject to the conditions set forth in this Agreement.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Sales Manager agree as follows:

                                   ARTICLE I.

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     1.1 For purposes of this Agreement, unless the context requires to the contrary, the term "Significant Subsidiary" includes all significant subsidiaries (as defined by Section 1-02 of Regulation S-X) of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Sales Manager that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-49433) with respect to, among other securities, the Shares, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date hereof. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement and prior to the date hereof has become effective. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission prior to the date hereof have been delivered or made available to the Sales Manager. Such registration statement, as it may have heretofore been or may hereafter be amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement for purposes of offers and sales of the Shares contemplated herein, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Sales Manager, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The financial statements of the Company, together with the related schedules and notes thereto, set forth or included in the Registration Statement or the Prospectus, fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders' equity, and cash flows for the periods therein specified, and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included in the Registration Statement or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.

     (e) PricewaterhouseCoopers L.L.P., who have certified the financial statements included in the Registration Statement are and, during the periods covered by their reports, were qualified and independent public accountants as required by Rule 2-01 of Regulation S-X.

     (f) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland. The Company is duly qualified and in good standing in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the Company and all of its subsidiaries taken as a whole that is material to the Company and all of its subsidiaries taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Each Significant Subsidiary is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Schedule 1.1(f) hereto identifies each of the Company's subsidiaries that is a "Significant Subsidiary" (as defined in Section 1-02 of Regulation S-X) of the Company. All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus) is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity having jurisdiction over the Company, to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described or incorporated by reference in the Registration Statement or the Prospectus; except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a Material Adverse Effect; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement or the Prospectus.

     (g) The Company has good and marketable title to, or leasehold interests in, all properties and assets (including, without limitation, mortgaged assets) as described in the Registration Statement or the Prospectus owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or incorporated by reference in the Registration Statement or the Prospectus and except such as would not have a Material Adverse Effect. The Company has such consents, easements, rights-of-way or licenses (collectively, "rights-of-way") from any person as are necessary to conduct its business in the manner described in the Registration Statement, except for those which if not obtained would not, singly or in the aggregate, have a Material Adverse Effect, and, except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company.

     (h) The debt financing employed by the Company is not convertible into common shares of the Company or other equity interests in the Company, except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus.

     (i) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending to which the Company or any Significant Subsidiary is a party or, to the knowledge of the Company, threatened against, or involving the assets, properties or businesses of the Company that would have a Material Adverse Effect except as described or incorporated by reference in the Registration Statement or Prospectus.

     (j) Except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus, the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (k) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, except as described or incorporated by reference therein or on Schedule 1.1(k) attached hereto, (i) there has not been any material adverse change in the assets or properties, business, results of operations, or condition (financial or otherwise) of the Company and all of its subsidiaries taken as a whole (a "Material Adverse Change"), whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) since the date of the latest balance sheet, included or incorporated by reference in the Registration Statement or the Prospectus, except as reflected therein, the Company has not undertaken any material liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business; and (iv) there has not been any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus.

     (l) There is no document or contract of a character required by the Exchange Act or by the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement (a "Material Contract") that is not described or filed as required. Each document, instrument, contract and agreement of the Company described in the Registration Statement or the Prospectus or incorporated by reference therein or listed as an exhibit to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by general equitable principals (regardless of whether enforceability is considered in a proceeding in equity or at law) or except as otherwise disclosed or incorporated by reference in the Registration Statement or Prospectus. Neither the Company nor, to the knowledge of the Company, any other party is in default in the observance or performance of any material term or obligation to be performed under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected, which default or event would have a Material Adverse Effect.

     (m) The Company is not in violation of its charter, by-laws or operating agreement, as applicable. The Company is not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation to which it or its properties or assets may be subject, where the consequences of such violation would have a Material Adverse Effect.

     (n) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any material term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, encumbrance, claim, security interest, restriction or defect upon any properties or assets of the Company pursuant to the terms of, any Material Contract, or any of its material properties or businesses are bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers (i) that have already been obtained and are in full force and effect, (ii) that are required by the listing requirements of the New York Stock Exchange, (iii) that are required by applicable state securities laws in connection with the purchase and distribution of the Shares, and (iv) the post-effective amendment to the Registration Statement contemplated by Section 3.1(a) below.

     (o) All of the outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the shares were issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for such capital stock, except for standard dividend reinvestment plans. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus.

     (p) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, (x) except as described or referred to or incorporated by reference therein, (y) except as are not material and are consistent with past practice, and (z) other than (i) regular quarterly dividends and dividends declared and paid in accordance with the terms of any series of preferred shares or units of the Company's or its Material Subsidiaries, (ii) shares issued pursuant to the Company's dividend reinvestment plan existing on the date of this Agreement, (iii) shares or options or similar rights to acquire shares issued pursuant to the Company's employee or trustee stock option or benefit plans or share purchase plans existing on the date of this Agreement, and (iv) shares issued pursuant to the Company's dividend reinvestment plan existing on the date of this Agreement, the Company has not
(A) issued any securities or (B) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock; provided, however, that the parties acknowledge that included in the Registration Statement or the Prospectus and/or incorporated by reference therein are shares purchased pursuant to a Company share buyback program.

     (q) Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus and other than as provided in the third amended and restated agreement of limited partnership of Prentiss Properties Acquisition Partners, L.P., dated as of October 1, 2001 (as amended, the "Partnership Agreement"), the registration rights agreement, dated as of June 25, 1998, by and between the Company and Belair Capital Fund LLC and the registration rights agreement, dated March 14, 2001, by and between Prentiss Properties Acquisitions Partners, L.P. and Brandywine Operating Partnership, L.P., no holder of any security of the Company has the right, which has not been waived, to have any security owned by such holder included in the Registration Statement.

     (r) All necessary trust action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Sales Manager, constitutes and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by general equitable principals (regardless of whether enforceability is considered in a proceeding in equity or at law). Except for the post-effective amendment to the Registration Statement contemplated by Section 3.1(a) below (and any "blue sky" filings or New York Stock Exchange listing applications to be filed pursuant hereto), each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Shares by the Company has been obtained or made and is in full force and effect. For purposes of this Agreement, the "Trading Market" is (i) the New York Stock Exchange, Inc., and
(ii) each other securities exchange on which the common shares of the Company is admitted for trading.

     (s) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

     (t) The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect and except as otherwise disclosed or incorporated by reference in the Registration Statement or the Prospectus.

     (u) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described, but is not described in, the Registration Statement or the Prospectus.

     (v) The Company has not taken, and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the common shares of the Company to facilitate the sale or resale of any of the Shares. The repurchase by the Company of common shares from time to time pursuant to a share repurchase program, shall be conducted in accordance with Rule 10(b)-18 and Regulation M under the Exchange Act.

     (w) The Company has filed all federal, state, local and foreign tax returns that are required to be filed through the date hereof (and will file all such tax returns when and as required to be filed after the date hereof), or has received extensions thereof, and has paid all taxes shown on such returns to be due on or prior to the date hereof (and will pay all taxes shown on such returns to be filed when due after the date hereof) and all assessments received by it to the extent that the same are material and have become due except where the failure to file such a return or pay such amount would not have a Material Adverse Effect.

     (x) The Company has met the qualification requirements for a "real estate investment trust" during its taxable years ending on or after December 31, 1999 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), assuming no change in the applicable underlying law. The Company does not know of the occurrence of any event that would cause or is likely to cause the Company to fail to qualify as a "real estate investment trust" at any time.

     (y) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (z) To the best of the Company's knowledge, neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

     (aa) The Company is not involved in any labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not have a Material Adverse Effect.

     (bb) Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of substances by the Company or any of its subsidiaries (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have a Material Adverse Effect;
(ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any hazardous substances due to or caused by the Company or any of its subsidiaries, except for any such spill, discharge, leak emission, injection, escape, dumping or release which would not have a Material Adverse Effect; and (iii) the term "hazardous substances" shall have the meanings specified in the federal Comprehensive Environmental Response, Compensation, and Liability Act and similar local, state, federal and foreign laws or regulations with respect to environmental protection.

                                  ARTICLE II.

                         SALE AND DELIVERY OF SECURITIES

     2.1  Sale and Delivery of Securities.

     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Manager, as agent, and the Sales Manager agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of the Shares during the term of this Agreement on the terms set forth herein. The Shares will be sold from time to time in amounts and at prices as directed by the Company and as agreed to by the Sales Manager.

     (b) The Sales Manager may, if it reasonably believes one of the conditions under 7.2(a) below exists, upon notice to the Company by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Shares; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and that such suspension shall last no more than ten (10) business days, at which time the Sales Manager shall either cease such suspension or notify the Company that this Agreement is being terminated pursuant to Article VII below, subject to the terms and conditions therein. The Company may, upon notice to the Sales Manager by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Shares; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

     (c) The compensation to the Sales Manager for sales of Shares shall be at a fixed commission rate of 2% of the gross sales price per share for the Shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

     (d) The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Net Proceeds from the sale of the Shares shall be available in the Trading Account on the third business day (or such other day as is industry practice for regular-way trading) following each sale of the Shares (each, a "Settlement Date"). The Company shall effect the delivery of the applicable number of shares of Shares to an account designated by the Sales Manager at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Sales Manager's compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager.

     (e) Subject to Section 4.1(f) below, at each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Sales Manager under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article IV below.

     (f) If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default.

                                  ARTICLE III.

                            COVENANTS OF THE COMPANY

     3.1 The Company covenants and agrees with the Sales Manager that:

     (a) As promptly as practicable after the date of this Agreement, the Company will file a post-effective amendment to the Registration Statement to permit sales of the Shares under the Act. The Company will use all commercially reasonable efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible thereafter.

     (b) During the period in which a prospectus relating to the Shares is required to be delivered under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Sales Manager's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager's reasonable opinion based upon advice of counsel, may be necessary in connection with the sale of the Shares pursuant to this Agreement; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than a supplement to the Prospectus that (i) relates solely to the issuance of securities other than shares of Shares of the Company and (ii) does not materially change the information about the Company or its business, operations, properties or financial condition disclosed in the Registration Statement or Prospectus previously thereto (an "Excluded Supplement")) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will notify the Sales Manager at the time of filing of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus. The Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (c) The Company will advise the Sales Manager, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (d) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its best reasonable efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

     (e) The Company will use commercially reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the sale of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to qualify or register as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or by-laws that the Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (f) The Company will furnish to the Sales Manager and its counsel (at the expense of the Company) copies of the Registration Statement or the Prospectus during the period in which a prospectus relating to the Shares is required to be delivered under the Act, in each case as soon as available and in such quantities as the Sales Manager may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will reimburse the Sales Manager for its reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, ongoing due diligence, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel, upon presentation of appropriate invoices thereof (provided that such total costs and expenses shall not exceed $50,000).

     (i) The Company shall use commercially reasonable efforts to list, subject to official notice of issuance, the Shares on the applicable Trading Market.

     (j) The Company will apply the Net Proceeds from the sale of the Shares as set forth in the Prospectus.

     (k) The Company will not, directly or indirectly, offer or sell any common shares (other than the Shares) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common shares, during the period from the date of this Agreement through the final Settlement Date for the sale of Shares hereunder without (i) giving the Sales Manager at least one business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Sales Manager; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) common shares pursuant to any employee or trustee stock option or benefits plan, stock ownership plan, dividend reinvestment plan, as such plans may be amended from time to time, (ii) common shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof, (iii) common shares issuable upon exchange of units pursuant to the Partnership Agreement and (iv) securities issued in connection with the acquisition of real estate in the ordinary course of the Company's business. Notwithstanding the foregoing, this paragraph (k) shall not apply during periods that the Company is neither selling Shares through the Sales Manager nor has requested the Sales Manager to sell Shares.

     (l) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Manager pursuant to Article IV below. The Sales Manager acknowledges it shall be deemed to have been advised of such information or facts that have been made publicly available by means of the Company's filings under the Act or the Exchange Act. Notwithstanding the foregoing, this paragraph
(l) shall not apply during periods that the Company is neither selling Shares through the Sales Manager nor has requested the Sales Manager to sell Shares.

     (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than an Excluded Supplement), the Company shall (unless the Company is not then selling Shares through the Sales Manager and has not requested the Sales Manager to sell Shares) furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificates referred to in Section 4.1(f) below that were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 4.1(f) below, modified as necessary to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (n) (i) Each time that (1) the Registration Statement shall be amended by the filing of a post-effective amendment thereto or (2) the Company files a Form 10-K; and (ii) at such other times, as may be reasonably requested by the Sales Manager, when the Prospectus is supplemented and/or any document or report is filed with the Commission and is deemed to be incorporated into the Registration Statement or the Prospectus; the Company (unless the Company is neither selling Shares through the Sales Manager nor has requested the Sales Manager to sell Shares) shall furnish or cause to be furnished forthwith to the Sales Manager and to the Sales Manager's counsel a written opinion of Akin, Gump, Straus, Hauer & Feld, L.L.P., counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Sales Manager, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 4.1(d) below, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than an Excluded Supplement) to include additional financial information, the Company shall (unless (1) otherwise agreed to by the Sales Manager or (2) the Company is not then selling Shares through the Sales Manager and has not requested the Sales Manager to sell Shares) cause PricewaterhouseCoopers LLP, or other independent public accountants then retained by the Company, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 4.1(e) below but modified to relate to the Registration Statement or the Prospectus, as amended and supplemented to the date of such letter.

                                  ARTICLE IV.

                  CONDITIONS OF THE SALES MANAGER'S OBLIGATIONS

     4.1 The obligations of the Sales Manager to sell the Shares as provided herein shall be subject to the accuracy in all material respects, as of the date hereof, and as of each Settlement

Date contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The post-effective amendment to the Registration Statement contemplated by Section 3.1(a) above shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Sales Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Manager's reasonable satisfaction.

     (b) The Sales Manager shall not have advised the Company that the disclosures in the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact, or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances in which they were made.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there shall not have been any Material Adverse Change.

     (d) (i) The Sales Manager shall have received at the date of the first sale of Shares hereunder (the "Commencement Date") and at every other date specified in Section 3.1(n) above, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, substantially in the form of Schedule A hereto.

         (ii) The Sales Manager shall have received a letter from Company Counsel authorizing the Sales Manager to rely on the opinion on tax matters delivered by Company Counsel as Exhibit 8.1 to the Registration Statement.

     (e) At the Commencement Date and at such other dates specified in Section 3.1(o) above, the Sales Manager shall have received a "comfort letter" from PricewaterhouseCoopers LLP, independent public accountants for the Company, or other independent accountants then retained by the Company, dated the date of delivery thereof, in form and substance satisfactory to the Sales Manager.

     (f) The Sales Manager shall have received from the Company a certificate, or certificates, signed by the Chief Financial Officer and President or Chief Executive Officer or any Vice President the Company, dated as of the Commencement Date and (unless the Company is not then selling Shares through the Sales Manager and has not requested the Sales Manager to sell Shares) dated as of the first business day of each calendar month thereafter (each, a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

          (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

          (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

          (iv) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations, or condition (financial or otherwise) of the Company and all of its subsidiaries taken as a whole, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

     (g) At the Commencement Date and on each Settlement Date, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Sales Manager. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.

                                   ARTICLE V.

                        INDEMNIFICATION AND CONTRIBUTION

     5.1 (a) The Company agrees to indemnify and hold harmless the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the representations in this Agreement or contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all expense whatsoever, (including, subject to Section 5.1(c) below, the reasonable fees and disbursements of counsel chosen by the Sales Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto ).

     (b) The Sales Manager agrees to indemnify and hold harmless the Company and its directors or trustees and each officer and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The total liability of the Sales Manager under this Section 5.1 (b) shall not exceed the total actual sales price of Stock sold by the Sales Manager that is the subject of the dispute.

     (c) Any indemnified party that proposes to assert the right to be indemnified under this Article V will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article V, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from any liability that it might have to any indemnified party to the extent it is not materially prejudiced as a result thereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article V is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Manager, the Company and the Sales Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Manager, such as persons who control the Company within the meaning of the Act, officers of the Company and directors or trustees of the Company, who also may be liable for contribution) to which the Company and the Sales Manager may be subject in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Sales Manager, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Manager agree that it would not be just and equitable if contributions pursuant to this Section 5.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.1(d) shall be deemed to include, for the purpose of this Section 5.1(d), subject to the limitations on such amounts in Section 5.1(a), (b), and (c) above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5.1(d), the Sales Manager shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Shares sold under this Agreement by the Sales Manager since the date hereof exceeds the amount of any damages that the Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director or trustee of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.1(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.1(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution provided by this Article V shall not relieve the Company and the Sales Manager from any liability the Company and the Sales Manager may otherwise have (including, without limitation, any liability the Sales Manager may have for a breach of its obligations under Article II above).

                                  ARTICLE VI.

               REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

     6.1 All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Sales Manager contained in Article V above, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

                                  ARTICLE VII.

                                   TERMINATION

     7.1 The Company may terminate this Agreement only as follows:

     (a) The Company shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) the Sales Manager shall have failed, refused or been unable, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Company's obligations hereunder is not fulfilled completely, (iii) any suspension or limitation of trading in the Shares on the Trading Market, or any setting of minimum prices for trading of the Shares on such Trading Market, shall have occurred, (iv) any banking moratorium shall have been declared by federal or New York authorities or (v) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the reasonable discretion of the Company, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Sales Manager on behalf of the Company.

     (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time and for any reason on or after the third anniversary of the date of this Agreement.

     (c) Notwithstanding anything contained in this Section 7.1 to the contrary, the Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time before the third anniversary of the date of this Agreement provided that the Company shall reimburse the Sales Manager for its reasonable costs and expenses in an amount equal to the lesser of (A) $75,000 or (B) the Sales Manager's total of such reasonable costs and expenses (including, without limitation, legal fees and disbursements of counsel and ongoing due diligence costs and expenses) incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated thereby (unless already reimbursed by the Company to the Sales Manager pursuant to Section 3.1(h) above).

     7.2 The Sales Manager may terminate this Agreement only as follows:

     (a) The Sales Manager shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) an event occurs that is a Material Adverse Change which, in the sole discretion of the Sales Manager, materially impairs the investment quality of the Shares, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Sales Manager's obligations hereunder is not fulfilled completely, (iv) any suspension or limitation of trading in the Shares on the Trading Market, or any setting of minimum prices for trading of the Shares on such Trading Market, shall have occurred, (v) any banking moratorium shall have been declared by federal or New York authorities, (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the reasonable discretion of the Sales Manager, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Sales Manager on behalf of the Company, or (vii) any of the representations or warranties of the Company herein becomes untrue or inaccurate.

     (b) The Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time and for any reason on or after the third anniversary of the date of this Agreement.

     (c) Notwithstanding anything contained in this Section 7.2 to the contrary, the Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time before the third anniversary of the date of this

Agreement provided that the Sales Manager shall reimburse the Company for its reasonable legal fees and disbursements of counsel in an amount equal to the lesser of (A) $75,000 plus the total reimbursements by the Company to the Sales Manager pursuant to Section 3.1(h) above or (B) the Company's total reasonable legal fees and disbursements of counsel incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated thereby, including, without limitation, the legal fees of the Sales Manager reimbursed by the Company pursuant to Section 3.1(h) above and the legal fees associated with the preparation of any registration statement and any amendment or supplement thereto required by this Agreement.

     7.3 This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7.1 or 7.2 above or otherwise by mutual agreement of the parties; provided, however, that any termination pursuant to Sections 7.1 or 7.2 above shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article V and Article VI above shall remain in full force and effect notwithstanding such termination; and provided further that any termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(h), Article V and Article VI above shall remain in full force and effect notwithstanding such termination.

     7.4 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur during a period when sales of Shares are being made pursuant to this Agreement, any sales of Shares made prior to the termination of this Agreement shall settle in accordance with the provisions of this Agreement.

                                 ARTICLE VIII.

                                     NOTICES

     8.1 All notices or communications hereunder shall be in writing and if sent to the Sales Manager shall be mailed, delivered or telecopied and confirmed to the Sales Manager at Brinson Patrick Securities Corporation, 330 Madison Avenue, 9th Floor, New York, New York 10017, facsimile number (212) 453-5555,
Attention: Corporate Finance, or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention:
Gregory Imhoff (Fax: 214-358-6443); with a copy to Michael E. Dillard, Esq., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 (Fax: 214-969-4343). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                  ARTICLE IX.

                                  MISCELLANEOUS

     9.1 This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Manager and their respective successors and the controlling persons, officers and directors or trustees referred to in Article V above, and no other person will have any right or obligation hereunder.

     9.2 This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

     9.3 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     9.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile transmission shall be treated in all respects as having the same effect as an original signature.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                        PRENTISS PROPERTIES TRUST

                                        By: /s/ Michael A. Ernst
                                           -------------------------------------
                                           Name:  Michael A. Ernst
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                        BRINSON PATRICK SECURITIES CORPORATION

                                        By: /s/ Sean O'brien
                                           -------------------------------------
                                           Name:  Sean O'brien
                                           Title: Managing Director

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                                 Schedule 1.1(f)

                        List of Significant Subsidiaries

1. Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

2. Prentiss Properties Real Estate Fund I, L.P., a Delaware limited partnership.

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                                 Schedule 1.1(k)

                          Certain Material Transactions

(1) Second Amendment and Restatement of Credit Agreement, dated as of March 22, 2002, by and among Prentiss Properties Acquisition Partners, L.P., ank One, NA, Bank of America, N.A., Desdner Bank AG, Commerzbank AG, Societe Generale Soutwest Agency and the lenders named therein.

(2) New York Life Insurance Company Mortgage Loan Application Commitment, dated April 23, 2002.

                                   Schedule A

                                 Legal Opinions

                                       24